Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FIRST fiscal quarter ENDED September 30, 2024

Continues to deliver solid financial results in face of continued market headwinds;

Further progress in green-field and strategic operating partner acquisitions;

Well positioned for further growth with $200 million credit facility

RENTON, WA November 12, 2024 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three months ended September 30, 2024.

Financial Highlights – Three Months Ended September 30, 2024

•
Revenues of $203.6 million for the first fiscal quarter ended September 30, 2024, down $7.2 million or 3.4%, compared to revenues of $210.8 million for the comparable prior year period.
•
Gross profit of $54.1 million for the first fiscal quarter ended September 30, 2024, down $3.4 million or 5.9%, compared to gross profit of $57.5 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, of $57.6 million for the first fiscal quarter ended September 30, 2024, down $3.2 million or 5.3%, compared to adjusted gross profit of $60.8 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. of $3.4 million, or $0.07 per basic and fully diluted share for the first fiscal quarter ended September 30, 2024, up $0.8 million or 30.8%, compared to $2.6 million, or $0.06 per basic and $0.05 per fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, of $7.9 million, or $0.17 per basic and $0.16 per fully diluted share for the first fiscal quarter ended September 30, 2024, up $1.4 million or 21.5%, compared to adjusted net income of $6.5 million, or $0.14 per basic and $0.13 per fully diluted share for the comparable prior year period.
•
Adjusted EBITDA, a non-GAAP financial measure, of $9.5 million for the first fiscal quarter ended September 30, 2024, up $0.3 million or 3.3%, compared to adjusted EBITDA of $9.2 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, up to 16.4% or 130 basis points, for the first fiscal quarter ended September 30, 2024, compared to adjusted EBITDA margin of 15.1% for the comparable prior year period.

Acquisition Update

Effective September 1, 2024, the Company acquired Foundation Logistics & Services, LLC (“Foundation”), a Humble, Texas based, privately held company that provides a full range of specialized transportation and logistics services for companies involved in the exploration, drilling, and production of oil and gas.

Effective October 1, 2024, the Company acquired the assets and operations of Focus Logistics, Inc. (“Focus”), a privately held company with operations in Romulus, Michigan that has operated under the Company’s Service By Air brand since 2006.

The Company structured each of these transactions similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations.

Stock Buy-Back

We purchased 129,360 shares of our common stock at an average cost of $5.47 per share for an aggregate cost of $0.7 million during the first fiscal quarter ended September 30, 2024.

As of September 30, 2024, the Company had 46,845,146 shares outstanding.

CEO Bohn Crain Comments on Results

“While the slower freight market persists, we continue to deliver solid financial results and generated $9.5 million in adjusted EBITDA for the fiscal quarter ended September 30, 2024, which is generally in line with results from the comparable prior year period as well as our most recent previous quarter ended June 30, 2024,” said Bohn Crain, Founder and CEO of Radiant Logistics. “Although we believe our industry will likely continue to face market headwinds into 2025, we do expect to benefit from project type opportunities over the near term that should fortify our results while we wait for a more durable, broad-based recovery.”

Mr. Crain continued, “As previously discussed, we believe we are well positioned to navigate through these slower freight markets as we find our way back to more normalized market conditions. We continue to enjoy a strong balance sheet with approximately $10 million of cash on hand as of September 30, 2024, no meaningful debt, and a virtually untapped $200 million credit facility. At the same time, we remain focused on delivering profitable growth through a combination of organic and acquisition initiatives and thoughtfully re-levering our balance sheet through a combination of strategic operating partner conversions, synergistic tuck-in acquisitions, and stock buy-backs. Through this approach we believe, over time, we will continue to deliver meaningful value for our shareholders, operating partners, and the end customers that we serve. We made good progress in this regard over this last quarter with the acquisition of Texas-based Foundation Logistics and the conversion of our Michigan-based strategic operating partner location (Focus Logistics) which is combining with our existing Radiant operation in Detroit. We believe these two transactions are representative of our broader pipeline of opportunities which includes both green-field acquisitions (i.e. companies not currently part of our network) as well as acquisition opportunities inherent in our agent-based network where we can support our current operating partners in their exit strategies. We look forward to providing further updates as we progress along these lines.”

Three Months Ended September 30, 2024 – Financial Results

For the three months ended September 30, 2024, Radiant reported net income attributable to Radiant Logistics, Inc. of $3.4 million on $203.6 million of revenues, or $0.07 per basic and fully diluted share. For the three months ended September 30, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $2.6 million on $210.8 million of revenues, or $0.06 per basic and $0.05 per fully diluted share.

For the three months ended September 30, 2024, Radiant reported adjusted net income, a non-GAAP financial measure, of $7.9 million, or $0.17 per basic and $0.16 per fully diluted share. For the three months ended September 30, 2023, Radiant reported adjusted net income of $6.5 million, or $0.14 per basic and $0.13 per fully diluted share.

For the three months ended September 30, 2024, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $9.5 million, compared to $9.2 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Tuesday, November 12, 2024 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Tuesday, November 12, 2024 at 4:30 PM Eastern
DIAL-IN	US (877) 545-0320; Intl. (973) 528-0002 (Participant Access Code: 321205)
REPLAY	November 13, 2024 at 9:30 AM Eastern to November 26, 2024 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 51575)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/51575

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers in the United States and Canada. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from the cybersecurity incident that we reported in March 2024 or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our inability to remediate during fiscal year 2024 a material weakness in our internal controls over financial reporting, and the further risks that may arise should we be unable to remediate that material weakness during fiscal year 2025; and such other factors that may be identified from time to time in our U.S Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	September 30,	June 30,
(In thousands, except share and per share data)	2024	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,448	$24,874
Accounts receivable, net of allowance of $2,060 and $2,103, respectively	122,159	118,016
Contract assets	7,388	7,615
Income tax receivable	3,521	3,133
Prepaid expenses and other current assets	14,243	10,567
Total current assets	157,759	164,205

Property, technology, and equipment, net	25,720	25,558

Goodwill	98,505	93,043
Intangible assets, net	41,593	34,943
Operating lease right-of-use assets	48,301	49,850
Deposits and other assets	3,380	3,586
Total other long-term assets	191,779	181,422
Total assets	$375,258	$371,185

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$73,686	$73,558
Operating partner commissions payable	11,901	13,291
Accrued expenses	8,853	8,948
Current portion of operating lease liabilities	12,146	11,629
Current portion of finance lease liabilities	641	643
Current portion of contingent consideration	475	455
Other current liabilities	954	1,927
Total current liabilities	108,656	110,451

Notes payable	200	—
Operating lease liabilities, net of current portion	42,943	45,026
Finance lease liabilities, net of current portion	511	677
Contingent consideration, net of current portion	9,190	4,710
Deferred tax liabilities	1,053	812
Other long-term liabilities	217	—
Total long-term liabilities	54,114	51,225
Total liabilities	162,770	161,676

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 52,009,812 and 51,844,249 shares issued, and 46,845,146 and 46,808,943 shares outstanding, respectively	33	33
Additional paid-in capital	110,464	110,763
Treasury stock, at cost, 5,164,666 and 5,035,306 shares, respectively	(31,874)	(31,166)
Retained earnings	136,654	133,278
Accumulated other comprehensive loss	(2,906)	(3,546)
Total Radiant Logistics, Inc. stockholders’ equity	212,371	209,362
Non-controlling interest	117	147
Total equity	212,488	209,509
Total liabilities and equity	$375,258	$371,185

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended September 30,
(In thousands, except share and per share data)	2024	2023
Revenues	$203,565	$210,797

Operating expenses:
Cost of transportation and other services	146,011	149,973
Operating partner commissions	18,801	23,782
Personnel costs	19,623	19,627
Selling, general and administrative expenses	10,321	9,475
Depreciation and amortization	4,805	4,525
Change in fair value of contingent consideration	200	(246)
Total operating expenses	199,761	207,136

Income from operations	3,804	3,661

Other income (expense):
Interest income	465	585
Interest expense	(237)	(302)
Foreign currency transaction gain (loss)	(62)	96
Change in fair value of interest rate swap contracts	(440)	(202)
Other	1,039	27
Total other income	765	204

Income before income taxes	4,569	3,865

Income tax expense	(1,145)	(1,014)

Net income	3,424	2,851
Less: net income attributable to non-controlling interest	(48)	(229)

Net income attributable to Radiant Logistics, Inc.	$3,376	$2,622

Other comprehensive income:
Foreign currency translation gain (loss)	640	(1,128)
Comprehensive income	$4,064	$1,723

Income per share:
Basic	$0.07	$0.06
Diluted	$0.07	$0.05

Weighted average common shares outstanding:
Basic	46,721,238	47,297,957
Diluted	48,585,811	49,076,185

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, cybersecurity related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation expense, changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, cybersecurity incident related costs, changes in fair value of interest rate swap contracts, transition and lease termination costs, foreign currency transaction gains and losses, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our condensed consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the condensed consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended September 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2024	2023
Revenues	$203,565	$210,797
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(146,011)	(149,973)
Depreciation and amortization	(3,488)	(3,333)
GAAP gross profit	$54,066	$57,491
Depreciation and amortization	3,488	3,333
Adjusted gross profit	$57,554	$60,824

GAAP gross profit percentage	26.6%	27.3%
Adjusted gross profit percentage	28.3%	28.9%

(In thousands)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted EBITDA	2024	2023
Net income attributable to Radiant Logistics, Inc.	$3,376	$2,622
Income tax expense	1,145	1,014
Depreciation and amortization (1)	4,919	4,640
Net interest expense (income)	(228)	(283)

EBITDA	9,212	7,993

Share-based compensation	163	881
Change in fair value of contingent consideration	200	(246)
Acquisition related costs	84	69
Litigation costs	291	364
Gain on litigation settlement	(1,000)	—
Change in fair value of interest rate swap contracts	440	202
Foreign currency transaction loss (gain)	62	(96)

Adjusted EBITDA	$9,452	$9,167
Adjusted EBITDA margin (adjusted EBITDA as a % of adjusted gross profit)	16.4%	15.1%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted net income	2024	2023
GAAP net income attributable to Radiant Logistics, Inc.	$3,376	$2,622
Adjustments to net income:
Income tax expense	1,145	1,014
Depreciation and amortization	4,805	4,525
Change in fair value of contingent consideration	200	(246)
Acquisition related costs	84	69
Litigation costs	291	364
Change in fair value of interest rate swap contracts	440	202
Amortization of debt issuance costs	100	124

Adjusted net income before income taxes	10,441	8,674

Provision for income taxes at 24.5%	(2,558)	(2,125)

Adjusted net income	$7,883	$6,549

Adjusted net income per common share:
Basic	$0.17	$0.14
Diluted	$0.16	$0.13

Weighted average common shares outstanding:
Basic	46,721,238	47,297,957
Diluted	48,585,811	49,076,185